EXHIBIT 3.2
BYLAWS
OF
KANSAS CITY SOUTHERN
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
As amended and restated to November 11, 2008
ARTICLE I
MEETINGS OF STOCKHOLDERS
     Section 1. Place of Meetings. Meetings of stockholders for any purpose may be held at such time and place, within or without the State of Delaware, as shall be designated by the Board of Directors and stated in the notice of the meeting.
     Section 2. Annual Meetings. (a) The annual meeting of the stockholders, at which they shall elect directors and transact such other business as may properly be brought before the meeting, shall be held on the first Thursday of May in each year unless the Board of Directors shall designate some other date therefor.
     (b) To be properly brought before the meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) with respect to business other than the election of Directors (“Other Business”) brought by a stockholder of the Corporation who (A) was a stockholder of record of at least the lesser of $2,000 or one percent (1%) of the Corporation’s outstanding stock entitled to vote on such matter at the time of giving of notice provided for in this Bylaw and at the time of the annual meeting, (B) is entitled to vote at the annual meeting and (C) complies with the notice procedures set forth in these Bylaws as to the Other Business. The immediately preceding clause (iii) in this paragraph is the exclusive means for a stockholder to submit Other Business before an annual meeting of stockholders, other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (or any successor thereto) (the “Exchange Act”) and included in the Corporation’s notice of meeting.
     (c) In addition to any other applicable requirements, for Other Business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) in Article I, Section 2(b), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such Other Business must be a matter for stockholder action. To be timely, such a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 45 days nor more than 90 days prior to the meeting; provided, however, that in the event that the meeting is designated by the Board of Directors to be held at a date other than the first Thursday in May and less than 60 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, to be timely, the notice by the stockholder must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs, or if less than 15 days’ notice of the meeting is provided, by the close of business on the third business day immediately preceding the meeting date. Adjournments or postponements of an annual meeting or the announcement thereof will not, in any event, commence a new time period for the giving of a stockholder’s notice as described above. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, the name and address of the stockholder proposing such business as they appear on the Corporation’s books, and of such beneficial owner, if any, (iii) (A) the class or series and number of shares of capital stock of the Corporation which are, directly or indirectly, beneficially owned and of record by such stockholder and such beneficial owner, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any shares of any security of the Corporation, (D) any short interest in any security of the Corporation (for purposes of this Bylaw a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the Corporation beneficially owned by such stockholder that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (G) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), (iv) (A) any material interest of such stockholder, and beneficial owner, if any, on whose behalf the proposal is made, in such business, and (B) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholders, and (v) all other information with respect to each such matter as would have been required to be included in a proxy statement or other filings in connection with the solicitations of proxies for the proposal.
     (d) Notwithstanding anything in these Bylaws to the contrary, no Other Business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 2 of Article I; provided, however, that nothing in this Section 2 of Article I shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting.

     (e) Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the Chairman of the annual meeting shall have the power to determine whether or not business was properly brought before the meeting in accordance with the provisions of this Section 2 of Article I, and, if the Chairman should determine that any such business was not properly brought before the meeting, the Chairman shall so declare to the meeting and any such business shall not be transacted.
     (f) Notwithstanding the foregoing provisions of this Bylaw, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Bylaw; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to proposals as to any Other Business to be considered pursuant to Article I, Section 2 of these Bylaws. Nothing in this Bylaw shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of preferred stock if and to the extent provided for under law, the Certificate of Incorporation or these Bylaws.
     Section 3. Notice of Annual Meetings. Written notice of each annual meeting of the stockholders stating the place, day and hour of the meeting, shall be given to each stockholder entitled to vote thereat, at least ten (10) days before the date of the meeting.
     Section 4. Quorum. Except as otherwise required by statute, by the Certificate of Incorporation or by these Bylaws, the presence, in person or by proxy, of stockholders holding a majority in number of shares of the stock issued and outstanding and entitled to vote, shall constitute a quorum at all meetings of the stockholders. If, at any such meeting, such quorum shall not be present or represented, the stockholders present in person or by proxy shall have power to adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present in person or by proxy, any business may be transacted which might have been transacted at the meeting as originally noticed.
     Section 5. Voting. Each holder of shares of common stock and preferred stock shall be entitled to vote on the basis of one vote for each voting share held by him, except as provided in the Certificate of Incorporation and except that in elections for directors when the holders of the preferred stock do not have the right, voting as a class, to elect two directors, each holder of voting shares shall be entitled to as many votes as shall equal the number of shares which he is entitled to vote, multiplied by the number of directors to be elected and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or any two or more of them, as he may see fit.
     Section 6. List of Stockholders Entitled to Vote. The Board of Directors shall cause the officer who has charge of the stock ledger of the corporation to prepare and make, at least ten (10) days before every election of directors, a complete list of the stockholders entitled to vote at said election, arranged in alphabetical order, showing the address of and the number of shares of common stock and preferred stock registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the election, either at a place within the city where the election is to be held, and which place be specified, at the place where said meeting, or, if not specified, at the place where said meeting is to be held, and the list shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any stockholder who may be present.
     Section 7. Inspectors. For each meeting of stockholders there may be appointed by the Board of Directors or by the Chairman of the meeting three (3) inspectors of election. If any inspector shall fail or be unable to serve as inspector or for any reason be unable to complete his duties, an alternate inspector shall be appointed by the Board of Directors or the Chairman of the meeting. The inspectors of election shall examine and canvass the proxies and ballots, and make and submit a signed report of the votes cast at the meeting, which shall be entered at large upon the records.
     Section 8. Inspectors’ Oath. An inspector, before he enters on the duties of his office, shall take and subscribe an oath substantially in the following form before any officer authorized by law to administer oaths:
“I do solemnly swear that I will execute the duties of an inspector of the election now to be held with strict impartiality and according to the best of my ability.”
     Section 9. Special Meeting. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called at any time by the Chairman of the Board of Directors or the Chief Executive Officer, or at the request in writing of a majority of the Board of Directors, by giving ten (10) days written notice thereof to the stockholders. Business transacted at any special meeting of the stockholders shall be limited to the purpose stated in the notice. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who (A) is a stockholder of record of at least the lesser of $2,000 or one percent (1%) of the Corporation’s outstanding stock entitled to vote on such matter at the time of giving of notice provided for in this Bylaw and at the time of the special meeting, (B) is entitled to vote at the meeting, and (C) complies with the notice procedures set forth in these Bylaws as to such nomination. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by Article I, Section 11 of these Bylaws with respect to any nomination (including the completed and signed questionnaire, representation and agreement required by Sections 11(e)(vi) and (vii) of these Bylaws) shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation by the date set forth in Article I, Section 11(c) of these Bylaws. In no event shall any adjournment or postponement of a special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above. The “call” and “notice” of any such meeting shall be deemed to be synonymous.
     Section 10. Organization. The Chairman of the Board of Directors, and in his absence the Chief Executive Officer, the President or one of the Vice Presidents, shall call meetings of the stockholders to order and act as Chairman of such meeting. In the absence of all these officers, the Board of Directors may appoint a Chairman of the meeting. The Secretary of the Corporation shall act as secretary at all meetings of the stockholders; but the Board of Directors may designate an Assistant Secretary for that purpose before the meeting and, if no such designation shall have been made, then such designation may be made by the Chairman of the meeting. The conduct of any meeting of the stockholders shall be governed by such rules, regulations and procedures as the Chairman of the meeting, in his sole and exclusive discretion shall determine.
     Section 11. Stockholder Nomination of Directors.
     (a) Any stockholder who meets the requirements of this section may submit a director candidate nomination for consideration by the Nominating and Corporate Governance Committee by complying with the requirements of this section, including: (i) the nomination must be made for an election to be held at a meeting of stockholders at which directors are otherwise to be elected; (ii) the stockholder must be a record owner on the record date for that meeting, and at the meeting, of securities representing at least one percent (1%) of the Corporation’s outstanding stock entitled to be voted at the meeting for election of directors; (iii) the stockholder must deliver a timely written nomination notice to the office of the Corporate Secretary, providing the information required by this section; and (iv) the nominee must meet the minimum qualifications for Directors established by the Board. The immediately preceding clause (iii) of this paragraph is the exclusive means for a stockholder to submit nominees before an annual or special meeting of stockholders of the Corporation.
     (b) To be timely for an annual meeting, a stockholder’s nomination notice must be received by the Corporate Secretary’s office not later than the 90th day, nor earlier than the 150th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is to be more than 30 days before, or more than 60 days after, such anniversary date, notice by the stockholder to be timely must be delivered not earlier than the 150th day prior to such annual meeting and not later than the 15th day following the day on which public announcement of the date of such annual meeting was first made by the Corporation, or if less than 15 days’ notice of the meeting is provided, by the close of business on the third business day immediately preceding the meeting date.
     (c) To be timely for a special stockholders’ meeting at which directors will be elected, a stockholder’s nomination notice must be received by the Corporate Secretary’s office not later than the close of business on the 15th day following the day on which the Corporation shall first publicly announce the date of the special meeting.
     (d) For purposes of these Bylaws, “public announcement” shall mean disclosure (i) in any press release distributed by the Corporation, (ii) published by the Corporation on its website or (iii) included in a document publicly filed by the Corporation with the Securities and Exchange Commission.
     (e) The stockholder’s nomination notice shall include as to each person whom the stockholder proposes to nominate (i) all information relating to such person as shall be required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, pursuant to applicable rules of the Securities and Exchange Commission or the

New York Stock Exchange; (ii) the nominee’s written consent to be named in the proxy statement, to serve as a director and to comply with the Corporation’s rules, guidelines and policies applicable to Directors; (iii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 of Regulation S-K promulgated by the United States Securities and Exchange Commission if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; (iv) the name and address of the stockholder and the beneficial owner, if any, on whose behalf the nomination is made, and the telephone number(s) at which the Corporation will be able to reach the stockholder, beneficial owner, if any, and the nominee during normal business hours; (v) the information set forth in Article I, Section 2(c)(iii) of these Bylaws; (vi) a fully completed Director’s Questionnaire on the form supplied by the Corporation, executed by the nominee; (vii) a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation; and (viii) such other information as the Nominating and Corporate Governance Committee shall reasonably deem relevant, to be provided within such time limits as shall reasonably be imposed by the Nominating and Corporate Governance Committee.
     (f) Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the Chairman shall have the power and duty to determine whether a nomination was made in accordance with the provisions of this Section 11 of Article I, and, if the Chairman should determine that any such nomination was not properly brought before the meeting, the Chairman shall so declare to the meeting and any such defective nomination shall be disregarded.
     (g) Notwithstanding the foregoing provisions of this Bylaw, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Bylaw; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations to be considered pursuant to Article I, Section 11 of these Bylaws. Nothing in this Bylaw shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of preferred stock if and to the extent provided for under law, the Certificate of Incorporation or these Bylaws.
     (f) Notwithstanding the foregoing, or anything else in these Bylaws to the contrary no nominee from a stockholder will be considered who was previously submitted for election to the Board of Directors and failed to receive at least 25% of the votes cast at such election, until a period of three years has passed from the date of such election.
ARTICLE II
BOARD OF DIRECTORS
     Section 1. General Powers. The general management of the business and affairs and all the corporate powers of the Corporation shall be vested in and exercised by its Board of Directors which shall exercise all of the powers of the Corporation except such as are by statute, or by the Certificate of Incorporation or by these Bylaws, conferred upon or reserved to the stockholders. The directors shall act only as a Board and the individual directors shall have no power as such.
     Section 2. Number, Term and Qualifications. The number of directors shall not be less than three nor more than eighteen, the exact number of directors to be determined from time to time by resolution adopted by a majority of the whole Board, and such exact number shall be eighteen until otherwise determined by resolution adopted by a majority of the whole Board. Directors need not be stockholders.
     The Board of Directors shall be divided into three classes as nearly equal in number as possible. At each annual meeting of stockholders, successors to directors of the class whose terms then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting of stockholders. When the number of directors is changed, any newly created directorships or any decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as possible. Notwithstanding the foregoing, whenever the holders of the preferred stock shall have the right, voting as a class, to elect two directors at the next annual meeting of stockholders, the terms of all directors shall expire at the next annual meeting of stockholders, and then and thereafter all directors shall be elected for a term of one year expiring at the succeeding annual meeting.
     No person who has attained the age of 72 shall be eligible to be nominated or to serve as a member of the Board of Directors, but any person who shall attain the age of 72 during the term of directorship to which he was elected shall be eligible to serve the remainder of such term.
     Section 3. Election of Directors. Directors shall be elected at the annual meetings of stockholders by ballot in the manner provided in these Bylaws and the Certificate of Incorporation.

     Section 4. Newly Created Directorships and Vacancies. Newly created directorships and vacancies which shall occur in the Board of Directors because of death, resignation, disqualification or any other cause, may be filled by a majority of the directors then in office, though less than a quorum, pursuant to Section 223 of the General Corporation Law of Delaware. Such directors may, by resolution, eliminate any vacant directorship thereby reducing the size of the whole Board of Directors but in no event shall the size of the Board of Directors be reduced to less than three directors. No decrease in the Board of Directors shall shorten the term of any incumbent directors.
     Section 5. Resignations. Any director of the Corporation may resign at any time by giving written notice to the Chairman of the Board of Directors or, in his absence, the Presiding Director. Such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein. Unless otherwise provided therein, the acceptance of such resignation shall not be necessary to make it effective.
     Section 6. Organization. The Board of Directors shall hold its organizational meeting as soon as practicable after the Annual Meeting of Stockholders. The Chairman of the Board of Directors, or in his absence the Presiding Director, or in the absence of both of them, a director elected by the remaining directors, shall preside at all meetings of the Board of Directors.
     Section 7. Place of Meetings. The Board of Directors may hold its meetings, both regular and special, at such place or places, within or without the State of Delaware as determined by the Board of Directors.
     Section 8. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such times and at such places as shall from time to time be determined by the Board of Directors.
     Section 9. Special Meetings. Special meetings of the Board of Directors may be called at the request of the Chairman of the Board of Directors, the Executive Committee, or of the Chief Executive Officer, or of any three members of the Board of Directors. Notice of the time and place of such meeting shall be given either by mail to each director at least three (3) days before such meeting or personally, by telephone, or by telegram to each director at least twelve (12) hours before such meeting.
     Section 10. Quorum. A majority of the Board of Directors at a meeting duly assembled shall be necessary to constitute a quorum for the transaction of business except as otherwise provided by statute, by the Certificate of Incorporation or by these Bylaws. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum be present, without notice other than by announcement at the meeting.
     Section 11. Report to Stockholders. The Chief Executive Officer shall make a report or statement of the affairs of the Corporation at each regular annual meeting of the stockholders.

     Section 12. Compensation. The directors may receive reasonable fees to be determined from time to time by the Board of Directors for services actually performed in attending meetings and for other services actually performed and the expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors. A director who is, at the same time, an officer or employee of the Corporation or of any subsidiary or affiliate, shall not be entitled to receive any compensation or fee for service as a director or as a member of any committee of the Board of Directors.
     Section 13. Consent of Directors in Lieu of Meeting. Unless otherwise restricted by the Certificate of Incorporation or Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or Directors or Committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors or Committee.
ARTICLE III
COMMITTEES
     Section 1. Executive Committee: Organization and Powers. There shall be an Executive Committee to consist of the Chairman of the Board of Directors, the Chief Executive Officer and two (2) or more non-officer directors, the number of which being fixed from time to time by resolution adopted by a majority vote of the whole Board of Directors. The Board of Directors shall elect the members of the Executive Committee by vote of a majority of the whole Board of Directors and one member of the Executive Committee shall be elected as Chairman by the vote of a majority of the whole Board of Directors. The members of the Executive Committee shall be elected annually at the Board’s organizational meeting or as soon as thereafter as possible.
     When the Board of Directors is not in session, the Executive Committee shall have and may exercise all the powers of the Board of Directors in the management of the business and affairs of the Corporation in all cases in which specific directions shall not have been given by the Board of Directors including, but not limited to, the power to declare dividends on the common and preferred stock of the Corporation, and to authorize the seal of the Corporation to be affixed to all papers which may require it. The members of the Executive Committee shall act only as a committee and individual members shall have no power as such.
     Section 2. Compensation and Organization Committee: Organization and Powers. There shall be a Compensation and Organization Committee to consist of three (3) or more non-employee directors, the number of which being fixed from time to time by resolution adopted by a majority vote of the whole Board of Directors, a majority of whom shall be independent. The Board of Directors shall elect the members of the Compensation and Organization Committee by vote of a majority of the whole Board of Directors, and one member of the Compensation and Organization Committee shall be elected its Chairman by the vote of a majority of the whole Board of Directors. The members of the Compensation and Organization committee shall be elected annually at the Board’s organizational meeting or as soon thereafter as possible.

     The Compensation and Organization Committee shall have the power: to authorize and determine all salaries for the officers and supervisory employees of the Corporation and subsidiary companies as may be prescribed from time to time by resolution adopted by the Board of Directors; to administer the incentive compensation plans of the Corporation, The Kansas City Southern Railway Company and the other subsidiaries of the Corporation in accordance with the powers and authority granted in such plans; and to determine any incentive allowances to be made to officers and staff of the Corporation and its subsidiaries. The Compensation and Organization Committee shall have the power to administer the Employee Stock Purchase Plan of the Corporation under which eligible employees of the Corporation and its subsidiaries and affiliates are permitted to subscribe to and to purchase shares of the Corporation common stock through payroll deductions.
     The Compensation and Organization Committee shall have full power: to act as the Stock Option Plan Committee to construe and interpret any stock option plan or similar plan of the Corporation and all options, stock appreciation rights and limited rights granted under this plan or any other plan; to determine the terms and provisions of the respective option agreements, including such terms and provisions as, in the judgement of the Committee, are necessary or desirable to qualify any of the options as “incentive stock options”; to establish and amend rules for its administration; to grant options, stock appreciation rights and limited rights under any stock option plan of the Corporation; to determine and designate the recipients of options, stock appreciation rights and limited rights; to determine and designate the dates that options, stock appreciation rights and limited rights are granted; to determine and designate the number of shares subject to options, stock appreciation rights and limited rights; to determine and designate the option prices and option periods; and to correct any defect or supply any omission or reconcile any inconsistency in any stock option plan of the Corporation or in any option, stock appreciation right or limited right to the extent the Committee deems desirable to carry any stock option plan or any option, stock appreciation right or limited right into effect.
     The Compensation and Organization Committee shall also have the power: to review the consolidated earnings of the Corporation and to make recommendations to the Board of Directors with respect to the allocation of funds to the Corporation’s Profit Sharing Plan; and to review the results of the investment program of the Profit Sharing Plan and make reports thereof to the Board of Directors.
     The Compensation and Organization Committee shall also have the power and duty to initiate, review and approve succession plans and major organizational plans and changes within the Corporation and its subsidiaries.
     Section 3. Audit Committee: Organization and Powers. There shall be an Audit Committee to consist of three (3) or more directors who meet the requirements of the New York Stock Exchange and the Securities and Exchange Commission, the number of which being fixed from time to time by resolution adopted by a majority vote of the whole Board of Directors. The Board of Directors shall elect the members of the Audit Committee by vote of a majority of the whole Board of Directors and one member of the Audit Committee shall be elected as Chairman by a vote of a majority of the whole Board of Directors. The members of the Audit Committee shall be appointed by the Board of Directors to serve staggered three-year terms.

     The Audit Committee shall have the power and the duty to meet with and consider suggestions from members of management and of the Corporation’s internal audit staff, as well as with the Corporation’s independent accountants, concerning the financial operations of the Corporation. The Audit Committee shall additionally have the power to review audited financial statements of the Corporation and consider and recommend the employment of, and approve the fee arrangement with, independent accountants for both audit functions and for advisory and other consulting services.
     Section 4. Nominating and Corporate Governance Committee: Organization and Powers. There shall be a Nominating and Corporate Governance Committee consisting of three (3) or more directors, the number of which being fixed from time to time by resolution adopted by a majority vote of the whole Board of Directors. Each member of this Committee shall be affirmatively determined by a majority vote of the whole Board of Directors to qualify as independent under the New York Stock Exchange listing standards then in effect. The members of the Nominating and Corporate Governance Committee shall be elected and vacancies filled by the vote of a majority of the whole Board of Directors, and one member of the Nominating and Corporate Governance Committee shall be elected its Chairman by the vote of a majority of the whole Board of Directors. The members of the Nominating and Corporate Governance Committee shall be elected by the Board of Directors to serve staggered three-year terms.
     The primary purposes of this Committee shall be to (i) identify and recommend to the Board of Directors qualified nominees for election to the Board of Directors (whether for election by the stockholders or by the Board of Directors) and (ii) to advise the Board of Directors with respect to the establishment, implementation and evaluation of corporate governance guidelines applicable to the Company. The Committee shall prepare and present to the Board of Directors for approval a written charter setting forth in more detail the duties and responsibilities of the Committee.
     Section 5. Finance Committee: Organization and Powers. There shall be a Finance Committee consisting of three (3) or more directors, the number of which shall be fixed from time to time by resolution adopted by a majority vote of the whole Board of Directors, and a majority of the Committee shall be non-officer directors. The Board of Directors shall elect the members of the Finance Committee by vote of a majority of the whole Board of Directors and one member of the Finance Committee shall be elected as Chairman by the vote of a majority of the whole Board of Directors. The members of the Finance Committee shall be elected annually at the Board’s organizational meeting or as soon thereafter as possible.
     The Finance Committee shall have the power and duty to review and oversee the capital structure of the Corporation and its subsidiaries and to make recommendations relating thereto to the Board of Directors.
     Section 6. Rules, Records, Reports and Charters. The Committees may make and adopt such rules and regulations governing their proceedings as they may deem proper and which are consistent with the statutes of the State of Delaware, the Certificate of Incorporation and Bylaws. Each Committee shall adopt a charter, to be approved by the Board of Directors and reviewed annually. In addition to the authority, duties and obligations expressly set forth in these Bylaws, the Committees shall have such authority, duties and obligations as shall be set forth in their respective Charters, as approved by the Board of Directors. The Committees shall keep a full and accurate record of all their acts and proceedings and report the same from time to time to the Board of Directors.
     Section 7. Meetings. Regular meetings of the committees shall be held at such times and at such places as from time to time may be fixed by the committees. Special meetings of the committees may be held at such other times as may in the judgement of the Chairman or, he being absent, in the judgement of a member, be necessary. Notice of regular meetings need not be given. Notice of special meetings shall be given to each member by mail not less than three (3) days before the meeting or personally, by telephone or telegram to each member not less than twelve (12) hours before the meeting, unless the Chairman of the committee, or a member acting in that capacity in his absence, shall deem a shorter notice expedient.
     Section 8. Quorum. A majority of members of a committee shall constitute a quorum for the transaction of business and the act of a majority of those present shall be the act of the committee (except with respect to the Compensation and Organization Committee, in which any act of the Compensation and Organization Committee when acting as the Stock Option Plan Committee under any stock option plan, must be authorized and approved by at least (3) members).
     Section 9. Subcommittees. A committee may appoint such subcommittees as it shall deem necessary.
     Section 10. Vacancies. Any vacancy in a committee shall be filled by a majority of the whole Board of Directors.
     Section 11. Substitute Members. Whenever at any time a member of any committee shall be absent from a meeting of that committee and it shall be necessary in order to constitute a quorum or, for other reason, it may be deemed expedient or desirable, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously designate a director (subject to the eligibility requirements set forth in Sections 2, 3, and 4 above) to serve and act in his stead; and in the event that the absence of a committee member shall be prolonged, such substitute member may, subject to the approval of the committee, continue to act for the term of its duration. A director so designated shall rank as a duly qualified member of the committee during incumbency, and shall be entitled to participate in its deliberations with the same force and effect as if elected in the manner herein elsewhere provided.
     Section 12. Compensation. Subject to the provisions of Section 12 of Article II of these Bylaws, each member of any committee may receive a reasonable fee to be fixed by the Board of Directors for services actually performed in attending meetings, and for other services actually performed, and shall receive expenses of attendance, if any actually incurred by him for attendance at any meeting of the committee.

ARTICLE IV
OFFICERS, AGENTS AND EMPLOYEES
     Section 1. Election of Officers. The Board of Directors at its annual organizational meeting, shall elect a Chairman of the Board of Directors, Chief Executive Officer and President of the Corporation. The same person may be elected to fulfill more than one of these positions. If the same person serves as Chairman of the Board of Directors and Chief Executive Officer, the Board of Directors shall elect a non-officer director to serve as Presiding Director. The Presiding Director shall, in the absence of the Chairman of the Board of Directors, serve as Chairman of the meetings of the Board of Directors and shall have such other authority and responsibilities as set forth in the Corporate Governance Guidelines of the Corporation approved by the Board of Directors. The Chief Executive Officer shall be a member of the Board of Directors. The Board of Directors may elect a Chief Operating Officer.
     Section 2. Vice Presidents. The Board of Directors may, in its discretion, appoint one or more additional Vice Presidents.
     Section 3. Other Officers. The Board of Directors shall appoint a Secretary, a Treasurer, a General Counsel and Comptroller. The Board of Directors may also appoint one or more Assistant Secretaries, and one or more Assistant Treasurers.
     Section 4. Powers, Duties and Responsibilities. The powers, duties and responsibilities of the officers and employees of the Corporation, which are not prescribed by statute, by the Certificate of Incorporation or by these Bylaws, shall be defined in rules or regulations which may be adopted and from time to time modified or changed by the Board of Directors.
     Section 5. Vacancies. The Board of Directors shall, as soon as practicable, fill any vacancy in the office of Chairman of the Board of Directors, Chief Executive Officer or President. Any vacancy in any other office may be filled temporarily by the Chairman of the Board of Directors or the Chief Executive Officer or in case of their temporary incapacity or absence, the President, may make an appointment pro tem and confer on such appointee full power and authority to act in place of any of said officers or appointees so temporarily incapacitated or absent; but such appointment shall be subject to change by the Board of Directors or by the Executive Committee at any regular or special meeting.
     Section 6. Absence from Duty. No officer or employee of the Corporation shall be absent from duty without the consent of the Chief Executive Officer, the President or the head of the department in which he is employed.
     Section 7. Resignations. Any officer may resign at any time by giving written notice to the Chief Executive Officer, President or to the Secretary of the Corporation. Such resignation shall take effect at the date of the receipt of such notice, or at any later time specified therein and, unless otherwise provided therein, the acceptance of such resignation shall not be necessary to make it effective.
     Section 8. Removals. All officers and agents of the Corporation shall be subject to removal at any time by the affirmative vote of a majority of the members of the Board of

Directors present at any meeting. All officers and employees not appointed by the Board of Directors shall hold their offices at the discretion of the Executive Committee or of the officer appointing them.
     Section 9. Term of Office. The officers of the Corporation shall hold office for one year and until their successors shall have been duly elected or appointed and qualified, or until they shall die, resign or be removed.
     Section 10. Salaries. The salaries of officers elected or appointed by the Board of Directors or by the Executive Committee, shall be fixed by the Compensation and Organization Committee. The salaries of all other officers and employees shall be fixed by the Chief Executive Officer, or by the President or heads of departments subject to the approval of the Chief Executive Officer; and the compensation of all officers and employees shall be subject to the control of the Board of Directors or of the Compensation and Organization Committee.
     No special compensation shall be paid to any officer or employee unless authorized by the Board of Directors, the Executive Committee or the Compensation and Organization Committee.
CHAIRMAN OF THE BOARD OF DIRECTORS
     Section 11. Duties. The Chairman of the Board of Directors shall preside at all meetings of the Stockholders and the Board of Directors at which he is present and perform such other duties as the Board of Directors may prescribe. In his absence, the President shall discharge the duties of the Chairman of the Board of Directors.
CHAIRMAN OF THE EXECUTIVE COMMITTEE
     Section 12. Duties. The Chairman of the Executive Committee shall preside at all meetings of the Executive Committee. In the absence of the Chairman of the Executive Committee, his duties shall be discharged by another member of the Executive Committee selected by the majority vote of the Executive Committee.
CHIEF EXECUTIVE OFFICER
     Section 13. General Powers and Duties. The Chief Executive Officer shall have the general care, supervision and control of the Corporation’s business and operation in all departments under control of the Board of Directors. The Chief Executive Officer shall have such other powers and perform such other duties as the Board of Directors may from time to time prescribe and shall perform such other duties as are incidental to the office of the Chief Executive Officer.
     Section 14. Appointments. Except as otherwise provided by statute, the Certificate of Incorporation, or these Bylaws, the Chief Executive Officer may appoint such additional officers and may employ such persons as he shall deem necessary for the proper management of the business and property of the Corporation.
PRESIDENT

     Section 15. General Powers and Duties. The President shall be the ranking officer in the affairs of the Corporation next below the Chief Executive Officer. In the absence or incapacity of the Chief Executive Officer, the President shall discharge the duties and responsibilities of the Chief Executive Officer. The President shall have such powers and perform such duties as shall from time to time be conferred and prescribed by the Chief Executive Officer, the Board of Directors, or the Executive Committee.
VICE PRESIDENTS
     Section 16. Powers and Duties. The Vice Presidents shall have such powers and perform such duties as shall from time to time be conferred and prescribed by the Board of Directors or by the Executive Committee.
SECRETARY
     Section 17. Duties. The Secretary, or, in his absence, an Assistant Secretary, shall attend all meetings of the stockholders, of the Board of Directors and of the Executive Committee, and shall record their proceedings. He shall report to the Board of Directors and the Executive Committee and through the respective Chairman.
     Section 18. Notice of Meetings. The Secretary shall give due notice of all meetings of the stockholders and of the Board of Directors and of the Executive Committee, where such notice is required by law, by the Certificate of Incorporation, by these Bylaws, by the Board of Directors or by the Executive Committee.
     Section 19. Custody of Seal, Etc. The Secretary shall be custodian of the seal of the Corporation and of its records, and of such papers and documents as may be committed to his care by the Board of Directors or of the Executive Committee. He shall have power to affix the seal of the Corporation to instruments to which the same is authorized to be affixed by the Board of Directors or by the Executive Committee, and shall have power to attest the same. He shall perform such other duties as may be assigned to him by the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Board of Directors or the Executive Committee, or as may be prescribed in the rules or regulations to be adopted by the Board of Directors.
     Section 20. Duties of Assistant Secretaries. The Assistant Secretary or Secretaries shall perform such duties as may be assigned to him or them by the Board of Directors or by the Executive Committee, the Chief Executive Officer or the President, or as may be prescribed in the rules or regulations, if any, to be adopted by the Board of Directors or the Executive Committee; and, when authorized by the Board of Directors or by the Executive Committee, he or they shall have the power to affix the corporate seal to instruments and to attest the same, and to sign the certificates of stock of the Corporation.
TREASURER
     Section 21. Duties. The Treasurer, either in person or through competent and faithful assistants, shall receive, keep and disburse all moneys, belonging or coming to the Corporation; he shall keep regular, true and full accounts of all receipts and disbursements, and make detailed reports of the same to the Chief Executive Officer and President and, as requested or when required, to the Board of Directors, Audit Committee, Finance Committee or to the Executive Committee.
     Section 22. Other Duties. The Treasurer shall perform such other duties in connection with the administration of the financial affairs of the Corporation as the Board of Directors or the Executive Committee shall assign to him or as may be prescribed in the rules or regulations to be adopted by the Board of Directors or the Executive Committee. The Treasurer shall give bond in such amount as shall be required by the Board of Directors or by the Executive Committee. Any Assistant Treasurer appointed pursuant to the provisions of these Bylaws shall also give bond in such amount as shall be required by the Board of Directors or by the Executive Committee.
GENERAL COUNSEL OR CHIEF LEGAL OFFICER
     Section 23. Duties. The General Counsel or Chief Legal Officer shall render such legal services and perform such duties as the Board of Directors, Executive Committee, Chairman of the Board of Directors, Chief Executive Officer, President or other elected or appointed officer may request from time to time.
CHIEF ACCOUNTING OFFICER
     Section 24. Duties. The Chief Accounting Officer shall have charge of the Accounting Department. He shall have the supervision and management of all accounts of the Corporation, and shall prescribe, enforce and maintain the system of bookkeeping, and the books, blanks, etc., for keeping the accounts of the Corporation. He shall have the cooperation of all departments. He shall keep regular sets of books, showing a complete record of the general business transactions of the Corporation, and for that purpose shall receive from the Treasurer, Assistant Treasurers and agents of the Corporation such daily or other reports of receipts and disbursements as he may require.
     Section 25. Custody of Contracts. The Chief Accounting Officer shall have the custody of all written contracts and other similar written instruments to which the Corporation is a party.
     Section 26. Statements by Chief Accounting Officer. The Chief Accounting Officer shall render such statements of the affairs of the Corporation, shown by his books and records, as may be required for the information of the Board of Directors or of the Executive Committee, and shall by proper distribution and classification of the accounts under his charge, be prepared to furnish such reports as may be required by the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Board of Directors, and the Executive Committee, or any state or federal official.
ARTICLE V
CERTIFICATE OF STOCK
     Section 1. Provision for Issue, Transfer and Registration. The Board of Directors shall provide for the issue, transfer and registration of the capital stock of the Corporation in the

City of New York or elsewhere, and for that purpose may appoint the necessary officers, transfer agents and registrars of transfers.
     Section 2. Uncertificated Stock; Certificates of Stock. The shares of common stock and preferred stock of the Corporation shall be represented by certificates, unless and until the officers of the Corporation provide for the issuance of some or all of any or all classes or series of such stock to be issued as uncertificated shares. Every holder of stock in the Corporation represented by a certificate shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chief Executive Officer, the President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned.
     Section 3. Facsimile Signatures of Certificates. The signature of any officer, transfer agent, or registrar on a certificate for shares of the Corporation may be facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been used on, any such certificate or certificates shall cease to be such officer, transfer agent or registrar of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer, transfer agent or registrar of the Corporation. Record shall be kept by the Transfer Agent of the number of each certificate, the date thereof, the name of the person owning the shares represented thereby, and the number of shares. Every certificate surrendered to the Corporation for transfer or exchange shall be canceled by perforation or otherwise with the date of cancellation indicated thereon.
     Section 4. Transfer of Stock. Transfer of stock of the capital stock of the Corporation shall be made only on the books of the Corporation by the holder thereof, or by his attorney thereunto authorized by a power of attorney duly executed and filed with the Transfer Agent of the Corporation, and on surrender for cancellation of the certificate or certificates for such shares represented by certificates. A person in whose name shares of stock stand on the books of the Corporation and no one else shall be deemed the owner thereof as regards the Corporation.
     Section 5. Registrar and Transfer Agent. The Corporation shall at all times maintain a registrar, which shall in every case be a bank or trust company, and a transfer agent, to be appointed by the Board of Directors, in accordance with the requirements of the New York Stock Exchange, and registration and transfer of the Corporation’s stock certificates shall be in accordance with the rules and regulations of said stock exchange. The Board of Directors may also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of shares of the capital stock of the Corporation.
     Section 6. Closing of Transfer Books; Record Date. The Board of Directors may close the stock transfer books of the Corporation for a period not more than sixty (60) days nor less than ten (10) days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect. In lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not more than sixty (60)

days nor less than ten (10) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock and, in such case, such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.
ARTICLE VI
SEAL
     Section 1. The authorized seal shall have inscribed thereon the name of the Corporation, the year of incorporation and the name of the state of incorporation. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise applied.
ARTICLE VII
FISCAL YEAR
     Section 1. The fiscal year of the Corporation shall commence on the first day of January of each year.
ARTICLE VIII
NOTICES
     Section 1. Form of Notice. Where notice, other than by publication, is required to be given by Delaware law, the Certificate of Incorporation or Bylaws, notice to directors and stockholders shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such directors or stockholders at such address as appears on the books of the Corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to directors may also be given personally, by telephone, by telegram or in such other manner as may be provided in these Bylaws.
     Section 2. Waiver of Notice. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated herein, shall be deemed equivalent thereto.

ARTICLE IX
INDEMNIFICATION, AMENDMENTS AND MISCELLANEOUS
     Section 1. Indemnification. Each person who, at any time is, or shall have been, a director, officer, employee or agent of the Corporation, and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is, or was, a director, officer, employee or agent of the Corporation, or served at the request of the Corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified against expense (including attorneys’ fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any such action, suit or proceeding to the full extent provided under Section 145 of the General Corporation Law of the State of Delaware. The foregoing right of indemnification shall in no way be exclusive of any other rights of indemnification to which any such director, officer, employee or agent may be entitled, under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
     Section 2. Amendments. These Bylaws may be altered, amended or repealed by a vote of a majority of the whole Board of Directors at any meeting of the Board of Directors. The Board of Directors in its discretion may, but need not, submit any proposed alteration, amendment or repeal of the Bylaws to the stockholders at any regular or special meeting of the stockholders for their adoption or rejection; provided notice of the proposed alteration, amendment or repeal be contained in the notice of such stockholders’ meeting.
     Section 3. Proxies. Unless otherwise provided by resolution of the Board of Directors, the Chief Executive Officer or, in his absence or disability, the President, from time to time in the name and on behalf of the Corporation: may appoint an attorney or attorneys, agent or agents of the Corporation (who may be or include himself), in the name and on behalf of the Corporation to cast the votes which the Corporation may be entitled to cast as a stockholder or otherwise in any other corporation any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporations or to consent in writing to any action by such other corporation; may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent; and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal all such written proxies or other instruments as may be necessary or proper to evidence the appointment of such attorneys and agents.